Exhibit 99.1

CDI Corp. Reports Second Quarter 2015 Results

PHILADELPHIA, Aug. 5, 2015 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the second quarter ended June 30, 2015.

"We continue to make progress on the key elements of our transformation. The impact of our initiatives is not yet evident in our financial results, nor do these results reflect the potential of CDI," said Scott J. Freidheim, Chief Executive Officer and President. "Our performance improvement program continues, with new talent additions, enhancements to our operating processes and systems, and advances in client service relationships. In addition, we continue to focus our corporate development to access new and complementary sources of profitable growth, and we today announce two transactions."

Second Quarter Overview

  Revenue of $246.8 million, a decrease of 13.2% versus second quarter 2014
  Adjusted EBITDA of $4.7 million versus $10.2 million in second quarter 2014[1]
  Adjusted earnings per diluted share of $0.00 versus $0.22 for second quarter 2014[1]
  Entered definitive agreement to acquire India-based ScaleneWorks, a talent acquisition services company
  Initiated formation of Congruent Talent, a company created in partnership with two leading certified national minority suppliers to provide large enterprises with scalable and efficient fulfillment of skilled talent while meeting their supplier diversity program objectives
  Achieved second consecutive quarter of MRI net franchise additions

In the second quarter 2015, the Company's net loss attributable to CDI was $0.2 million versus net income attributable to CDI of $4.4 million in the prior-year second quarter. In the second quarter 2015, the Company's net earnings per diluted share were $(0.01) versus $0.22 per diluted share in the prior-year second quarter.

[1] Adjusted EBITDA is calculated by excluding from net (loss) income attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition and acquisition related costs. Adjusted EPS excludes from diluted earnings per common share restructuring and other related costs, leadership transition costs, loss on disposition, acquisition related costs and the related income tax effect. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Business Segment Results

Global Engineering and Technology Solutions segment (GETS) reported $84.4 million in second quarter revenue, an increase of 0.2% versus the prior-year second quarter. Revenue growth in the Oil, Gas & Chemicals (OGC) vertical increased 13%, offsetting declines in the other verticals. GETS operating profit was $1.5 million compared to $2.2 million in the prior-year quarter. Second quarter 2014 operating profit included a $0.1 million restructuring charge.

Professional Staffing Services segment (PSS) reported $149.4 million in revenue for the second quarter 2015, a decrease of 19.1% compared to the prior-year second quarter with declines across our North American industry verticals and in our UK-based staffing business. PSS operating profit was $3.0 million versus $6.9 million in the prior-year second quarter.

Management Recruiters International, Inc. (MRI) reported second quarter 2015 revenue of $13.0 million, a decrease of 14.9% compared to the prior-year second quarter, driven primarily by a decline in contract staffing revenue. MRI's second quarter 2015 operating profit was $1.6 million compared to $1.8 million in the prior-year second quarter. During the quarter, MRI sold eight new franchises, leading to its second consecutive quarter of net franchise additions.

Balance Sheet and Liquidity

CDI ended the quarter with $39.2 million in cash and cash equivalents versus $36.3 million at the end of fourth quarter 2014, and $32.4 million at the end of second quarter 2014. Total liquidity, including availability under CDI's bank and credit facilities, totaled $98.2 million at June 30, 2015 versus $106.9 million at the end of fourth quarter 2014, and $102.6 million at the end of second quarter 2014. Net cash generated by operations during first half 2015 was $12.2 million versus $0.5 million generated in the prior-year period.

Business Outlook

The Company anticipates revenue for the third quarter 2015 in the range of $240 million to $250 million. This guidance reflects expected continued weakness in our North American staffing business.

Conference Call

At 8:30 a.m. Eastern time on August 6, 2015, Scott J. Freidheim, CEO and President, and Michael S. Castleman, CFO and Executive Vice President, will host a conference call to discuss the 2015 second quarter results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) provides client-focused engineering, information technology and staffing solutions. Our customers operate in a variety of industries, ranging from Oil, Gas & Chemicals to Aerospace & Industrial Equipment, and High Technology, and include corporate, federal, state and municipal entities. We serve customers through offices and delivery centers in the United States, Canada and the United Kingdom. We also provide staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about our strategies for growth and future financial results (such as revenue), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: weakness in general economic conditions and levels of capital spending by clients in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our clients' capital projects or the inability of our clients to pay our fees; the termination or non-renewal of a major client contract or project; delays or reductions in government spending; credit risks associated with our clients; competitive market pressures; the availability and cost of qualified personnel; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations including the impact of healthcare reform laws and regulations; the possibility of incurring liability for our business activities, including the activities of our temporary employees; our performance on client contracts; negative outcome of pending and future claims and litigation; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the SEC, particularly in the "Risk Factors" section of our Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of our Form 10-Ks and Form 10-Qs. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin which are adjusted to exclude interest, income taxes, depreciation, amortization, restructuring charges, share-based compensation, leadership transition costs, loss on disposition and acquisition related costs; Adjusted operating expenses, which is the sum of "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, and loss on disposition and acquisition related costs; and Adjusted EPS which is adjusted to exclude, restructuring charges, leadership transition costs, loss on dispositions, acquisition related costs and the related income tax effect. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA, Adjusted operating expenses and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted operating expenses does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA and Adjusted operating expenses as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

Financial Tables Follow

CDI CORP. AND SUBSIDIARIES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Consolidated Statements of Operations:	2015	2014	2015	2014

Revenue	$246,821	$284,282	$504,279	$560,554
Cost of services	200,174	231,485	410,862	456,994
Gross profit	46,647	52,797	93,417	103,560
Operating and administrative expenses (1)	45,444	46,107	90,717	91,815
Restructuring and other related costs (2)	—	(298)	47	72
Loss on disposition (3)	—	—	310	—
Operating profit	1,203	6,988	2,343	11,673
Other income (expense), net	(97)	8	(84)	(74)
Income before income taxes	1,106	6,996	2,259	11,599
Income tax expense (1)	1,263	2,544	2,029	5,106
Net (loss) income	(157)	4,452	230	6,493
Less: Income (loss) attributable to noncontrolling interests	—	25	(83)	29
Net (loss) income attributable to CDI (1)	$(157)	$4,427	$313	$6,464

Earnings per common share:
Basic	$(0.01)	$0.23	$0.02	$0.33
Diluted	$(0.01)	$0.22	$0.02	$0.33
Weighted-average shares outstanding - Basic	19,675	19,565	19,655	19,536
Weighted-average shares outstanding - Diluted	19,675	19,767	19,846	19,763

Selected Balance Sheet Data:			June 30, 2015	December 31, 2014

Cash and cash equivalents			$39,242	$36,324
Accounts receivable, net			217,120	219,578
Total current assets			274,518	269,095
Total assets			375,534	372,220
Total current liabilities			94,853	82,843
Total CDI shareholders' equity			267,166	273,650

			Six Months Ended
			June 30,
Selected Cash Flow Data:			2015	2014

Net cash provided by operating activities			$12,244	$503
Depreciation and amortization			5,012	5,483
Capital expenditures			4,768	5,218
Dividends paid to shareholders			5,114	5,075

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Earnings and Other Financial Data:	2015	2014	2015	2014

Gross profit margin	18.9%	18.6%	18.5%	18.5%
Operating and administrative expenses as a percentage of revenue	18.4%	16.2%	18.0%	16.4%
Operating margin	0.5%	2.5%	0.5%	2.1%
Effective income tax rate	114.2%	36.4%	89.8%	44.0%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Non-GAAP Financial Measures:	2015	2014	2015	2014

Adjusted EBITDA (4)	$4,667	$10,161	$9,517	$19,105
Adjusted EBITDA margin (4)	1.9%	3.6%	1.9%	3.4%
Adjusted operating expenses (4)	$41,930	$42,677	$83,991	$84,455
Adjusted EPS (4)	$0.00	$0.22	$0.04	$0.38

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Selected Segment Data:	2015	2014	2015	2014

Global Engineering and Technology Solutions (GETS)
Revenue:
Oil, Gas and Chemicals (OGC)	$39,368	$34,725	$78,160	$67,268
Aerospace and Industrial Equipment (AIE)	15,615	19,807	31,312	39,653
Hi-Tech	7,901	8,108	15,591	16,018
Other	21,553	21,648	41,895	43,603
Total revenue	$84,437	$84,288	$166,958	$166,542
Gross profit	$21,849	$22,805	$42,791	$45,205
Gross profit margin	25.9%	27.1%	25.6%	27.1%
Operating profit (2), (3)	$1,487	$2,215	$1,835	$3,771
Operating profit margin	1.8%	2.6%	1.1%	2.3%

Professional Staffing Services (PSS)
Revenue:
Oil, Gas and Chemicals (OGC)	$28,997	$44,417	$68,620	$89,480
Aerospace and Industrial Equipment (AIE)	18,820	20,583	38,171	40,500
Hi-Tech	53,705	59,895	105,031	120,029
Other	47,870	59,835	98,996	114,860
Total revenue	$149,392	$184,730	$310,818	$364,869
Gross profit	$18,326	$22,809	$37,585	$44,755
Gross profit margin	12.3%	12.3%	12.1%	12.3%
Operating profit (2)	$2,957	$6,867	$7,113	$13,012
Operating profit margin	2.0%	3.7%	2.3%	3.6%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$9,628	$11,808	$19,946	$22,880
Royalties and Franchise Fees	3,364	3,456	6,557	6,263
Total revenue	$12,992	$15,264	$26,503	$29,143
Gross profit	$6,472	$7,183	$13,041	$13,600
Gross profit margin	49.8%	47.1%	49.2%	46.7%
Operating profit	$1,574	$1,752	$3,030	$3,012
Operating profit margin	12.1%	11.5%	11.4%	10.3%

(1)

In the first quarter of 2014, the Company recorded an aggregate $0.9 million after tax charge related to the separation of the former CEO that is comprised of a $0.7 million pre-tax charge ($0.4 million after tax) to operations associated with the separation arrangement and an additional $0.5 million charge to income tax expense for the write-off of deferred tax assets related to the forfeiture of equity awards.

(2)

In the six months ended June 30, 2015 and 2014, the Company recorded an aggregate charge of $47 thousand and $72 thousand respectively to "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013 and 2014 (six months ended June 30, 2015 comprised of PSS $47 thousand and six months ended June 30, 2014 comprised of GETS $419 thousand, PSS $(249) thousand and Corporate $(98) thousand).

(3)

In the first quarter of 2015, the Company's GETS segment recorded a charge of $0.3 million related to loss on disposition of the Company's controlling interest in a Mexico-based engineering design company.

(4)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA is calculated by excluding from net (loss) income attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition and acquisition related costs. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.  Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs", and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition and acquisition related costs. Adjusted EPS excludes from diluted earnings per common share, restructuring and other related costs, leadership transition costs, loss on disposition and acquisition related costs, and the related specific income tax effect. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Net (loss) income attributable to CDI to Adjusted EBITDA:
Net (loss) income attributable to CDI	$(157)	$4,427	$313	$6,464
Interest expense, net	47	58	92	103
Income tax expense	1,263	2,544	2,029	5,106
Depreciation and amortization	2,450	2,793	5,012	5,483
Restructuring and other related costs (a)	—	(298)	47	72
Share-based compensation (b)	812	478	1,349	1,053
Leadership transition (c)	—	159	113	824
Loss on disposition (d)	—	—	310	—
Acquisition related (e)	252	—	252	—
Adjusted EBITDA	$4,667	$10,161	$9,517	$19,105
Adjusted EBITDA margin	1.9%	3.6%	1.9%	3.4%

Operating expenses to Adjusted operating expenses:
Operating expenses (f)	$45,444	$45,809	$91,074	$91,887
Depreciation and amortization	2,450	2,793	5,012	5,483
Restructuring and other related costs (a)	—	(298)	47	72
Share-based compensation (b)	812	478	1,349	1,053
Leadership transition (c)	—	159	113	824
Loss on disposition (d)	—	—	310	—
Acquisition related (e)	252	—	252	—
Adjusted operating expenses	$41,930	$42,677	$83,991	$84,455

EPS to Adjusted EPS:
Earnings per common share - diluted	$(0.01)	$0.22	$0.02	$0.33
Restructuring and other related costs (a)	—	(0.01)	—	—
Leadership transition (c)	—	0.01	0.01	0.04
Loss on disposition (d)	—	—	0.01	—
Acquisition related (e)	0.01	—	0.01	—
Income tax effect (g)	—	—	(0.01)	0.01
Adjusted EPS	$0.00	$0.22	$0.04	$0.38

(a)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2013 and 2014.

(b)	Represents share-based compensation expense included in "Operating and administrative expense" in the consolidated statements of operations.

(c)	Represents charges associated with the CEO and other executive leadership changes included in "Operating and administrative expense" in the consolidated statements of operations.

(d)

Represents "Loss on disposition" in the consolidated statements of operation related to the disposition of the Company's controlling interest in a Mexico-based engineering design company in the Company's GETS segment.

(e)	Represents incremental third-party costs associated with the acquisition of a business included in "Operating and administrative expense" in the consolidated statements of operations.

(f)	Operating expenses includes "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations.

(g)	Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments.

CONTACT: Vincent Webb, Vice President, Investor Relations and Communications, 215-636-1240, Vince.Webb@cdicorp.com